UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2003

Bio-Lok International Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-24566-A	63-0317138

(State or other jurisdiction of incorporation)	(Commission file Number)	(IRS Employer Identification No.)

312 S. Military Trail, Deerfield Beach, Florida 33442

(Address of Principal executive offices)

Registrant’s telephone number, including area code (954) 698-9998

(Former name or former address, if changed since last report.)

Item 4. Changes in Registrant’s Certifying Accountant.

Effective May 13, 2003, the accounting firm of Weinberg & Company, P.A. of Boca Raton, Florida was dismissed as the company’s auditor. Effective May 15, 2003, Daszkal Bolton LLP of Boca Raton, Florida was appointed and retained by the Company’s as its Auditor for the balance of the quarterly returns for 2003 and to complete the 2003 audit.

Per Regulation S-B, Item 304 the following is submitted:

     (a)  (i) the former accountant was dismissed.

     (ii)  the accountant’s report on the financial statements for the past two years contained no adverse opinions or disclaimers of opinions, or was modified as to uncertainty, audit scope, or accounting principles.

     (iii)  the change of accountant was not recommended by anyone but precipitated by the Board of Directors and the Company’s Audit Committee’s desire to engage new accountants. The Board of Directors and Chairman of the Audit Committee (an outside Director of the Company) recommended and approved the accountant change.

     (iv)  (A) during the registrant’s two most recent fiscal years and the subsequent interim period through May 13, 2003, through the date of such dismissal, declination to stand for reelection or dismissal there were no disagreements or “reportable events” with the former accountant as described in Item 304(a)(1)(iv) and (v) of Regulation S-K.

     (b)  no added disagreements, requests or events that could effect the financial statements were made by the accountant;

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

(16)	Letter on change by certifying accountant - a letter from the former accountant, Weinberg & Company, P.A, to this revised disclosure is attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-LOK INTERNATIONAL INC. (Registrant)

Date May 20, 2003	/s/ Ingo K. Kozak

(Signature)

Director and CFO

Title

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